   As filed with the Securities and Exchange Commission on September 5, 1997
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                _______________

                        SOUTHERN ELECTRONICS CORPORATION
             (Exact name of registrant as specified in its charter)

       DELAWARE                                      22-2715444
  (State or other jurisdiction                   (I.R.S. Employer
of incorporation or organization)                Identification No.)


               4916 N. ROYAL ATLANTA DRIVE, TUCKER, GEORGIA 30085
          (Address of principal executive offices, including zip code)


                        SOUTHERN ELECTRONICS CORPORATION
                             1991 STOCK OPTION PLAN
                     NON-QUALIFIED STOCK OPTION AGREEMENTS
                          WITH NON-EMPLOYEE DIRECTORS
                           (Full title of the plans)

                                _______________


            LARRY G. AYERS                                COPY TO:
VICE PRESIDENT-FINANCE, CHIEF FINANCIAL
   OFFICER, SECRETARY AND TREASURER
   SOUTHERN ELECTRONICS CORPORATION              LEONARD A. SILVERSTEIN, ESQ.
     4916 N. ROYAL ATLANTA DRIVE                 LONG, ALDRIDGE & NORMAN, LLP
       TUCKER, GEORGIA 30085                   ONE PEACHTREE CENTER, SUITE 5300
(Name and address of agent for service)              303 PEACHTREE STREET
          (770) 491-8962                            ATLANTA, GEORGIA  30308
(Telephone number, including area code,                 (404) 527-4000
       of agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of Securities to          Amount to be     Proposed Maximum Offering           Proposed Maximum               Amount of
 be Registered                 Registered (1)      Price Per Share (2)          Aggregate Offering Price (2)   Registration Fee (2)
- -----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
 value $.01 per share             126,921                $16.125                       $2,046,601              $  620.18
- -----------------------------------------------------------------------------------------------------------------------------------
                                   75,000                   9.00                          675,000                 204.55
- -----------------------------------------------------------------------------------------------------------------------------------
                                   10,000                   8.62                           86,200                  26.12
- -----------------------------------------------------------------------------------------------------------------------------------
                                  224,000                   7.50                        1,680,000                 509.09
- -----------------------------------------------------------------------------------------------------------------------------------
                                   11,879                   5.63                           66,879                  20.27
- -----------------------------------------------------------------------------------------------------------------------------------
                                    3,000                  10.75                           32,250                   9.77
- -----------------------------------------------------------------------------------------------------------------------------------
                                   48,200                   9.25                          445,850                 135.11
- -----------------------------------------------------------------------------------------------------------------------------------
                                    1,000                   8.13                            8,130                   2.46
- -----------------------------------------------------------------------------------------------------------------------------------
                                   26,000                   6.00                          156,000                  47.27
- -----------------------------------------------------------------------------------------------------------------------------------
TOTAL                             526,000                                              $5,196,910              $1,574.82
- -----------------------------------------------------------------------------------------------------------------------------------

(1) The shares of Common Stock being registered represent (i) 373,079 shares of Common Stock which may be acquired pursuant to outstanding options under the Southern Electronics Corporation 1991 Stock Option Plan (the "1991 Plan");
    (ii) 126,921 shares of Common Stock which may be acquired pursuant to options available for grant in the future under the 1991 Plan; and (iii) 26,000 shares of Common Stock which may be acquired pursuant to four non-qualified stock option agreements between the Registrant and two of its non-employee directors (collectively, the "Directors' Agreements"). An undetermined number of additional shares may be issued, or the shares registered hereunder may be combined into an undetermined lesser number of shares, if the antidilution provisions of the 1991 Plan and/or the Directors' Agreements become operative.

(2) The offering prices for the 373,079 shares subject to currently outstanding options under the 1991 Plan and the 26,000 shares subject to outstanding options under the Directors' Agreements are the applicable option exercise prices for each currently outstanding option. The offering price of the 126,921 shares which may be acquired pursuant to options available for grant in the future under the 1991 Plan is not presently determinable, is estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee, and is based upon the average of the high and low prices of the Registrant's Common Stock on September 2, 1997 as quoted on the Nasdaq National Market.

     NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING HEREIN CONTEMPLATED AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT ANY INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing the information specified in Part I of the instructions to the Registration Statement on Form S-8 will be sent or given to participants in the 1991 Plan and the Directors' Agreements as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended.
                        -------------------------------

PROSPECTUS

                        SOUTHERN ELECTRONICS CORPORATION

                                1,680,000 SHARES
                                  COMMON STOCK

                        -------------------------------

     This Prospectus relates to reoffers and resales by certain affiliates (the "Selling Stockholders") of Southern Electronics Corporation (the "Company") of up to 1,680,000 shares of common stock, $.01 par value (the "Common Stock") of the Company, issuable upon the exercise of stock options granted or to be granted by the Company pursuant to the Company's 1991 Stock Option Plan (the "1991 Plan"). The number of shares offered hereby may be adjusted as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the 1991 Plan.

     The sale of the shares offered hereby may be effected from time to time in transactions in the over-the-counter market or on negotiated transactions or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     The shares of Common Stock of the Company are listed on the Nasdaq National Market under the trading symbol "SECX." On September 2, 1997, the last reported sale price for the shares of Common Stock on the Nasdaq National Market was $16.125 per share.

                        -------------------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        -------------------------------

               The Date of this Prospectus is September 5, 1997

                        -------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
AVAILABLE INFORMATION....................................................   __

GENERAL INFORMATION......................................................   __

SELLING STOCKHOLDERS.....................................................   __

MANNER OF SALE...........................................................   __

DOCUMENTS INCORPORATED BY REFERENCE......................................   __

EXPERTS..................................................................   __

LEGAL OPINION............................................................   __

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the reports, proxy statements and other information can be obtained from the Commission's website at http:www.sec.gov. Quotations relating to the Common Stock appear on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq National Market, 1753 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of such Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees, or may be examined without charge at such facility. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to: Larry G. Ayers, Vice President-Finance, Southern Electronics Corporation, 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.


                              GENERAL INFORMATION

     The Company is a Delaware corporation with its principal executive offices located at 4916 North Royal Atlanta Drive, Tucker, Georgia 30085. Its telephone number is (404) 491-8962.

          The 1,680,000 shares of Common Stock offered hereby will be issued to the Selling Stockholders by the Company upon the exercise of stock options granted or to be granted pursuant to the Plan. Of such shares, 1,392,336 shares are subject to stock options outstanding as of the date of this Prospectus.

                              SELLING STOCKHOLDERS

          The following table sets forth as of the date of this Prospectus the name of each person eligible to use this Prospectus as Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to this offering, the number of shares that the Selling Stockholder is eligible to reoffer and resell hereby and the number of shares of Common Stock to be owned after the completion of the offering made hereby. According to rules adopted by the Commission, one is a "beneficial owner" of securities if one has or shares the power to vote or direct the voting of, or to direct the disposition of, the securities. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock of the Company. The business address of each Selling Stockholder is 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.

                               Shares Owned Prior                                        Shares Owned After
                                  to Offering                                          Completion of Offering
                     ---------------------------------------     Number of Shares     ------------------------
Name and Address           Number         Percent of Class        Offered Hereby      Number  Percent of Class
- -------------------  ------------------  -------------------  ----------------------  ------  ----------------
Gerald Diamond            520,578 (1)          6.7%                 516,666             3,912         *
Ray D. Risner              47,333 (2)           *                    17,333            29,999         *
Larry G. Ayers             72,271 (3)          1.0                   62,000            10,271         *
Mark Diamond               99,847 (4)          1.4                   60,333            39,514         *
Jean Diamond               46,000 (5)           *                    46,000                 0         *
Brian D. Paterson          24,520 (6)           *                    17,333             7,187         *
- --------------

(1) The shares indicated include 516,666 shares subject to options granted under the 1991 Plan which are exercisable within 60 days and 3,912 shares held of record by Mr. Diamond as trustee for the benefit of his grandchildren. The shares indicated do not include 46,000 shares subject to options exercisable within 60 days by Jean Diamond, the wife of Mr. Diamond, as to which he disclaims beneficial ownership. The shares indicated also do not include the shares owned of record by SED Associates, a general partnership of which Gerald Diamond is the managing partner. As managing partner, Mr. Diamond has sole voting and investment power with respect to the Common Stock owned by SED Associates. Therefore, Mr. Diamond is deemed the indirect beneficial owner of the shares of Common Stock owned of record by SED Associates.

(2) The shares indicated include 30,000 shares of restricted stock that will vest on May 23, 1998, and 17,333 shares subject to options granted under the 1991 Plan which are exercisable within 60 days.

(3) The shares indicated include 10,000 shares of restricted stock that will vest on October 14, 1999, 62,000 shares subject to options granted under the 1991 Plan which are exercisable within 60 days and 19 shares held by Mr. Ayers immediate family members.

(4) The shares indicated include 10,000 shares of restricted stock that will vest on October 14, 1999, 89,583 shares subject to options exercisable within 60 days, 60,333 of which options were granted under the 1991 Plan, and 132 shares held of record by Mr. Diamond as trustee of a trust for the benefit of his sister, Julie Diamond Paterson.

(5) The shares indicated include 46,000 subject to options granted under the 1991 Plan which are exercisable in 60 days. The shares indicated do not include 516,666 shares subject to options exercisable within 60 days by Gerald Diamond, the husband of Jean Diamond and 3,912 shares held of record by Mr. Diamond as trustee for the benefit of their grandchildren, as to which Ms. Diamond disclaims beneficial ownership. The shares indicated also do not include the shares owned of record by SED Associates of which Mr. Diamond is deemed the indirect beneficial owner as described in footnote (1).

(6) All of the shares indicated are subject to options exercisable within 60 days which were granted under the 1991 Plan.

     The positions held by the Selling Stockholders with the Company and/or its wholly-owned subsidiary SED International, Inc. ("SED International") during the past three years are as follows:

     GERALD DIAMOND. Mr. Diamond has been a director of the Company since 1980 and currently serves as Chairman of the Board and Chief Executive Officer of the Company and SED International. He was elected President and Chairman of the Board of the Company and SED International in June 1986 and has served in two or more capacities as Chairman of the Board, Chief Executive Officer and President of the Company and SED International from that time up until May 1995.

     RAY D. RISNER. Mr. Risner has been a director of the Company since November 1994 and has served as President and Chief Operating Officer of the Company since May 1995. Mr. Risner served as Executive Vice President-Administration from February 1995 to May 1995. He has served as President and Chief Operating Officer of SED International since August 1995. Mr. Risner served as Vice Chairman of RJM Group, Inc., a private investment advisory firm, from 1989 to 1994.

     LARRY G. AYERS. Mr. Ayers was elected Vice President-Finance, Secretary and Treasurer of the Company in June 1986, Secretary in August 1986 and Chief Financial Officer in November 1989. He was elected Vice President-Finance and Treasurer of SED International in June 1986, Secretary in August 1986 and Chief Financial Officer in November 1989.

     MARK DIAMOND. Mr. Diamond has been a director of the Company since September 1996. He has been employed by the Company on a full-time basis in the Sales Department since January 1987. In February 1991, Mr. Diamond was elected Vice President - Sales of SED International in May 1993, he was elected Executive Vice President - Marketing of SED International and in February 1994, he was elected Executive Vice President - Sales of SED International. In July 1995, Mr. Diamond was elected Executive Vice President of the Company and in August 1995, he was elected Executive Vice President of SED International.

     JEAN DIAMOND. Ms. Diamond has been Vice President - Credit of SED International since August 1994.

     BRIAN PATERSON. Mr. Paterson has served as Senior Vice President - Purchasing/Marketing of the Company and SED International since August 1997. Mr. Paterson has been employed by SED International since 1992 and served in various capacities, most recently as Vice President - Purchasing of SED International from October 1996 to August 1997.

                                 MANNER OF SALE

          The offering being made hereby is not underwritten. The sale of the shares offered hereby by the Selling Stockholders may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for which such broker-dealers may act as agents or to whom they sell as principals, or both.


                      DOCUMENTS INCORPORATED BY REFERENCE

          The following documents filed with the Commission by the Company (File Number 0-16345) are hereby incorporated by reference into this Prospectus;

          (1) The Company's Annual Report on Form 10-K for the year ended June 30, 1997.

          (2) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated October 26, 1987 (Commission File No. 0-16345).

          All documents filed with the Commission by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                    EXPERTS

          The consolidated financial statements and financial statement schedules appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1997, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINION

          The legality of the shares of Common Stock offered hereby has been passed upon by Long Aldridge & Norman LLP, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308, counsel to the Company.

PROSPECTUS

                        SOUTHERN ELECTRONICS CORPORATION

                                 53,000 SHARES
                                  COMMON STOCK

                        -------------------------------

          This Prospectus relates to reoffers and resales by certain affiliates (the "Selling Stockholders") of Southern Electronics Corporation (the "Company") of up to 53,000 shares of common stock, $.01 par value (the "Common Stock") of the Company, issuable upon the exercise of stock options granted by the Company pursuant to non-qualified stock option agreements (the "Agreements") between the Company and each of the Selling Stockholders. The number of shares offered hereby may be adjusted as a result of events such as stock splits, stock dividends or similar transactions pursuant to the terms of the Agreements.

          The sale of the shares offered hereby may be effected from time to time in transactions in the over-the-counter market or on negotiated transactions or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

          The shares of Common Stock of the Company are listed on the Nasdaq National Market under the trading symbol "SECX." On September 2, 1997, the last reported sale price for the shares of Common Stock on the Nasdaq National Market was $16.125 per share.

                        -------------------------------

        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY T HE
           SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                        -------------------------------

               The Date of this Prospectus is September 5, 1997

                        -------------------------------

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
AVAILABLE INFORMATION....................................................   __

GENERAL INFORMATION......................................................   __

SELLING STOCKHOLDERS.....................................................   __

MANNER OF SALE...........................................................   __

DOCUMENTS INCORPORATED BY REFERENCE......................................   __

EXPERTS..................................................................   __

LEGAL OPINION............................................................   __

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Proxy statements, reports and other information concerning the Company can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, the reports, proxy statements and other information can be obtained from the Commission's website at http:www.sec.gov. Quotations relating to the Common Stock appear on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company also can be inspected at the offices of the Nasdaq National Market, 1753 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which is a part of the Registration Statement, does not contain all information set forth in, or annexed as exhibits to, the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. For further information with respect to the Company and the shares of Common Stock offered hereby, reference is hereby made to such Registration Statement, including the exhibits thereto. Copies of such Registration Statement, including exhibits, may be obtained from the aforementioned public reference facilities of the Commission upon payment of the prescribed fees, or may be examined without charge at such facility. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such documents filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests should be directed to: Larry G. Ayers, Vice President-Finance, Southern Electronics Corporation, 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.


                              GENERAL INFORMATION

     The Company is a Delaware corporation with its principal executive offices located at 4916 North Royal Atlanta Drive, Tucker, Georgia 30085. Its telephone number is (404) 491-8962.

          The 53,000 shares of Common Stock offered hereby will be issued to the Selling Stockholders by the Company upon the exercise of stock options granted pursuant to the Agreements. All of such shares are subject to stock options outstanding as of the date of this Prospectus.

                              SELLING STOCKHOLDERS

          The following table sets forth as of the date of this Prospectus the name of each person eligible to use this Prospectus as Selling Stockholder, the number of shares of Common Stock beneficially owned by such Selling Stockholder prior to this offering, the number of shares that the Selling Stockholder is eligible to reoffer and resell hereby and the number of shares of Common Stock to be owned after the completion of the offering made hereby. According to rules adopted by the Commission, one is a "beneficial owner" of securities if one has or shares the power to vote or direct the voting of, or to direct the disposition of, the securities. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to shares beneficially owned. An asterisk (*) indicates beneficial ownership of less than 1% of the outstanding shares of Common Stock of the Company. The business address of each Selling Stockholder is 4916 North Royal Atlanta Drive, Tucker, Georgia 30085.

                             Shares Owned Prior                                      Shares Owned After
                                 to Offering                                       Completion of Offering
                    ---------------------------------------  Number of Shares   -----------------------------
Name and Address          Number         Percent of Class    Offered Hereby      Number     Percent of Class
- ------------------  ------------------  -------------------  --------------     --------   ------------------

Cary Rosenthal           51,500 (1)               *              21,500           30,000            *
William Speer            61,500 (1)               *              31,500           30,000            *
- --------------

(1)  All the shares indicated are subject to options exercisable within 60 days.


     The Selling Stockholders are non-employee directors of the Company.


                                 MANNER OF SALE

     The offering being made hereby is not underwritten. The sale of the shares offered hereby by the Selling Stockholders may be effected from time to time in transactions in the over-the-counter market or in negotiated transactions or through a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling the shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers of the shares for which such broker-dealers may act as agents or to whom they sell as principals, or both.


                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed with the Commission by the Company (File Number 0-16345) are hereby incorporated by reference into this Prospectus;

     (1) The Company's Annual Report on Form 10-K for the year ended June 30, 1997.

     (2) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated October 26, 1987 (Commission File No. 0-16345).

     All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                    EXPERTS

     The consolidated financial statements and financial statement schedules appearing in the Company's Annual Report on Form 10-K for the year ended June 30, 1997, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.


                                 LEGAL OPINION

     The legality of the shares of Common Stock offered hereby has been passed upon by Long Aldridge & Norman LLP, 303 Peachtree Street, Suite 5300, Atlanta, Georgia 30308, counsel to the Company.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE
          ---------------------------------------

     The contents of the Registration Statement on Form S-8 (File No. 33-55730) are hereby incorporated by reference. The changes contained in this filing with respect to the aforementioned registration statement pertain only to the number of shares issuable pursuant to the exercise of options under the 1991 Plan and the Directors' Agreements.

ITEM 8.   EXHIBITS
          --------

EXHIBIT
NUMBER              DESCRIPTION
- ------              -----------

  5          Opinion of Long, Aldridge & Norman, LLP.+

 10.1        Third Amendment to the 1991 Plan dated September 12, 1996(1)

 10.2        Non-Qualified Stock Option Agreement dated as of
             May 21, 1993 between the Registrant and Cary
             Rosenthal(2)

 10.3        Non-Qualified Stock Option Agreement dated as of
             May 21, 1993 between the Registrant and William
             Speer(3)

 10.4        Non-Qualified Stock Option Agreement dated as of
             September 13, 1994, between the Registrant and Cary
             Rosenthal(2)

 10.5        Non-Qualified Stock Option Agreement dated as of
             September 13, 1994, between the Registrant and William
             Speer(3)

 23.1        Consent of Deloitte & Touche LLP.+

 23.2 Consent of Long, Aldridge & Norman, LLP (included in Exhibit 5).

 24 Powers of Attorney (see signature pages to this Registration Statement).

________________________

     +    Filed herewith.

     (1) Incorporated by reference to Appendix A to the Registrant's Proxy Statement dated October 13, 1996 (File No. 0-16345).

     (2) Incorporated by reference to Exhibit 10.18 of the Registrant's Annual Report on Form 10-K for the year ended June 30, 1992 (File No. 0-16345).

     (3) Incorporated by reference to Exhibit 10.19 of the Registrant's Annual Report on Form 10-K for the year ended June 30, 1992 (File No. 0-16345).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tucker, State of Georgia, on this 5th day of September, 1997.

                         SOUTHERN ELECTRONICS CORPORATION
                         (Registrant)

                         By: /S/ Gerald Diamond
                             -------------------------------------------------
                             Gerald Diamond
                             Chairman of the Board and Chief Executive Officer



                               POWER OF ATTORNEY
                               -----------------

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gerald Diamond, Ray D. Risner and Larry G. Ayers, and any of them, as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact (or any of them) and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of August 26, 1997.

Signatures                              Title
- ----------                              -----


/S/ Gerald Diamond                      Chairman of the Board, Chief Executive
- -----------------------------             Officer and Director
Gerald Diamond                            (principal executive officer)


/S/ Larry G. Ayers                      Vice President-Finance and Chief
- -----------------------------             Financial Officer (principal financial
Larry G. Ayers                            and accounting officer)


/S/ Stewart I. Aaron                    Director
- -----------------------------
Stewart I. Aaron


/S/ Mark Diamond                        Director
- -----------------------------
Mark Diamond



/S/ Ray D. Risner                       Director
- -----------------------------
Ray D. Risner


/S/ Cary Rosenthal                      Director
- -----------------------------
Cary Rosenthal


                                        Director
- -----------------------------
G. William Speer

                                 EXHIBIT INDEX



Exhibit
- -------

  5           Opinion of Long, Aldridge & Norman, LLP.

 23.1         Consent of Deloitte & Touche LLP.

 23.2         Consent of Long, Aldridge & Norman, LLP (included in
              Exhibit 5).

 24           Powers of Attorney (see signature pages to this Registration
              Statement).